[DESCRIPTION]           FORM 8-K/A

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ____________


                                  FORM 8-K/A

                                CURRENT REPORT
                                  Pursuant to
                          Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):        March 29, 2000
                                                 -------------------------------


                             LIFEMINDERS.COM, INC.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)


                                   Delaware
--------------------------------------------------------------------------------
                (State of Other Jurisdiction of Incorporation)


0-28133                                                              52-19990403
--------------------------------------------------------------------------------
(Commission File Number)                                           (IRS Employer
                                                             Identification No.)


1110 Herndon Parkway, Herndon, VA                                          20170
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(Address of Principal Executive Offices)                              (Zip Code)


                                (703) 707-8261
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             (Registrant's Telephone Number, Including Area Code)


                                Not Applicable.
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 2 IS AMENDED AND RESTATED IN ITS ENTIRETY

Item 2. Acquisition or Disposition of Assets

The purpose of this amendment is to amend Item 7 to provide certain financial information with respect to the Merger (as defined below), which information was impracticable to provide at the time the Registrant filed the Current Report on Form 8-K dated March 29, 2000.

On March 29, 2000, LifeMinders.com, Inc., a Delaware corporation (the Company), WITI Acquisition Corp., a Colorado corporation and a wholly owned subsidiary of the Company (Acquisition Corp.), WITI Corporation, a Colorado corporation
(WITI), and the stockholders of WITI (WITI Stockholders) entered into an Agreement and Plan of Merger pursuant to which Acquisition Corp was merged with and into WITI (the Merger). In consideration for the Merger, the Company delivered to the WITI Stockholders $2.5 million in cash and 345,796 shares of the Company's common stock, par value $0.01 per share (the Company Common Stock) and options that are exercisable to acquire 38,266 shares of the Company's Common Stock, with a fair value of $25.5 million (based on the average price of the Company's common stock two days prior to, the day of and two days subsequent to the announcement of the business combination), and assumed $2.3 million in liabilities for total consideration of $30.3 million. The consideration paid to the WITI Stockholders was based on the Company's evaluation of the financial condition, business operations and prospects of WITI, and was negotiated in an arms' length transaction among unrelated and unaffiliated (as defined under Rule 144 promulgated by the Securities and Exchange Commission) parties. The cash portion of the merger consideration was paid from the Company's working capital. The Company will account for the transaction as a purchase business combination.

WITI offers personalized weather forecasts for up to 120,000 locations within the United States WITI is also able to deliver wireless weather forecasts and alerts. WITI is a spin-off of the National Center for Atmospheric Research, a non-profit organization created in 1959 by a consortium of the nation's leading universities to study atmospheric conditions using computerized technology. The Company intends to leverage WITI's expertise and capabilities to deliver a broad range of personalized, targeted wireless alerts and messages to its member base and business-to-business outsourcing partners.


ITEM 7 IS HEREBY AMENDED AND RESTATED IN ITS ENTIRETY AS FOLLOWS:

Item 7.  Financial Statements and Exhibits.

               WITI Corporation and Subsidiaries Consolidated Financial Statements for the Year Ended September 30, 1999 and Independent Auditors' Report

WITI CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

ASSETS                                                                          1998
CURRENT ASSETS:
     Cash and cash equivalents                                               $ 540,951
     Accounts receivable                                                       203,136
     Prepaid and other current assets                                            5,946
                                                                             ---------
          Total current assets                                                 750,033

EQUIPMENT, at cost                                                             384,627
     Less accumulated depreciation                                             245,969
                                                                             ---------
          Equipment, net                                                       138,658
                                                                             ---------

TOTAL                                                                        $ 888,691
                                                                             =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
     Accounts payable and other current liabilities:
          Related parties (Notes 2 and 3)                                    $ 549,766
          Other                                                                102,496
     Note payable - related party (Note 3)                                     100,000
     Billings in excess of costs and estimated earnings on
          uncompleted contracts                                                135,434
     Deferred revenue                                                            6,442
                                                                             ---------
          Total current liabilities                                            894,138
                                                                             ---------

LONG-TERM DEBT - related party (None 3)                                        718,233

COMMITMENTS AND CONTINGENCIES (Notes 1 and 3)

STOCKHOLDERS' DEFICIENCY (Note 4):
     Series A convertible preferred stock, $.001 par value -
       4,000,000 shares authorized; 3,500,000 shares issued and
       outstanding; liquidation preference of $.10 per share                     3,500
     Series B preferred stock, $.001 par value - 10,000 shares
       authorized; 10,000 shares issued and outstanding;
       liquidation preference of $1.00 per share                                    10
     Common stock, $.001 par value; 10,000,000 shares authorized;
       1,032,750 shares issued and outstanding                                   1,033
     Additional paid-in capital                                                 50,635
     Accumulated deficit                                                      (778,358)
                                                                             ---------
          Total stockholders' deficiency                                      (723,680)
                                                                             ---------

TOTAL                                                                         $888,691
                                                                              ========

See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 1999
-------------------------------------------------------------------------------

                                                       1999


OPERATING REVENUES:
 Consulting services                              $  988,653
 Other                                                 1,661
                                                  ----------

     Total operating revenues                        990,314
                                                  ----------

COST OF OPERATING REVENUES (Note 2):
 Consulting services                                 492,886
 Other                                                   (63)
                                                  ----------

     Total cost of operating revenues                492,823
                                                  ----------

     Gross margin                                    497,491
                                                  ----------

OPERATING EXPENSES (Note 2):
 General and administrative                          620,787
 Selling and marketing                               109,585
 Research and development                            255,834
                                                  ----------

     Total operating expenses                        986,206
                                                  ----------

LOSS FROM OPERATIONS                                (488,715)

OTHER INCOME (EXPENSE):
 Interest income                                       7,395
 Interest expense                                    (57,657)
                                                  ----------

LOSS BEFORE INCOME TAXES                            (538,977)
                                                  ----------
 Current income tax expense                           (6,694)
                                                  ----------

NET LOSS                                          $ (545,671)
                                                  ==========

See notes to consolidated financial statements.

WITI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIENCY
YEAR ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

                                                   Series A             Series B                                    Additional
                                                Preferred Stock      Preferred Stock            Common Stock          Paid-in
                                               Shares     Amount    Shares     Amount         Shares     Amount       Capital
BALANCE, OCTOBER 1, 1998                     3,500,000   $ 3,500    10,000     $  10       1,032,750    $ 1,033     $  50,885

 Return of capital                                                                                                       (250)

 Net loss
                                           -----------   -------  --------     -----     -----------    -------      --------

BALANCE, SEPTEMBER 30, 1999                  3,500,000   $ 3,500    10,000     $  10       1,032,750    $ 1,033        50,635
                                           ===========   =======  ========     =====     ===========    =======      ========


                                                               Total
                                            Accumulated     Stockholders'
                                              Deficit        Deficiency

BALANCE, OCTOBER 1, 1998                    $ (233,187)     $ (177,759)

 Return of capital                                                (250)

 Net loss                                     (545,671)       (545,671)
                                            ----------      ----------

BALANCE, SEPTEMBER 30, 1999                 $ (778,858)     $ (723,680)
                                            ==========      ==========

See notes to consolidated financial statements.

WITI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
SEPTEMBER 30, 1999
--------------------------------------------------------------------------------


                                                                                   1999
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                                       $(545,671)
 Adjustments to reconcile net loss to net cash used in operating activities:
 Depreciation                                                                      51,490
 Net changes in operating assets and liabilities:
 Accounts receivable                                                             (185,933)
 Prepaid and other current assets                                                 127,011
 Accounts payable and other current liabilities                                   (43,016)
 Billings in excess of costs and estimated earnings on uncompleted contracts      128,525
 Deferred revenue                                                                  (1,456)
                                                                                ---------

     Net cash used in operating activities                                       (469,050)
                                                                                ---------

CASH FLOWS FROM INVESTING ACTIVITIES - Purchase of equipment                     (126,604)
                                                                                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Issuance of common stock
 Borrowings under related party notes payable                                     818,233
 Return of capital                                                                   (250)
                                                                                ---------

     Net cash provided by financing activities                                    817,983
                                                                                ---------

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                                                                      222,329

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                      318,622
                                                                                ---------

CASH AND CASH EQUIVALENTS, END OF YEAR                                          $ 540,951
                                                                                =========

SUPPLEMENTAL CASH FLOW INFORMATION:
 Cash paid during the period for:
  Interest                                                                      $  38,757
                                                                                =========

  Income taxes                                                                  $   5,940
                                                                                =========

See notes to consolidated financial statements.

WITI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEAR ENDED SEPTEMBER 30, 1999
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

               Organization - Weather Information Technologies, Inc. was founded in 1989 by the University Corporation for Atmospheric Research Foundation (the Foundation) for the purpose of commercializing certain technical expertise and know-how developed by the University Corporation for Atmospheric Research (UCAR).

               Effective October 1996, Weather Information Technologies, Inc. was restructured. WITI Corporation was formed to become the parent of Weather Information Technologies, Inc. and WITI Pacific Limited. The transaction was accomplished by contributions of the then outstanding preferred and common stock of Weather Information Technologies, Inc. in exchange for newly issued shares of Series A and B preferred stock of WITI Corporation (see Note 4). Contemporaneously, the stock of WITI Pacific Limited was distributed from Weather Information Technologies, Inc. to WITI Corporation.

               The primary business of WITI Corporation involves development and sale of interactive broadcast products, which generally have as one of their components proprietary software. The interactive weather related broadcast products sold by WITI Corporation are derived from development work done by WITI Corporation employees and by various subcontractors, including UCAR. WITI Corporation is a subsidiary of the Foundation, which is controlled by UCAR.

               Weather Information Technologies, Inc. provides weather related products and services. A significant portion of the products and services provided by Weather Information Technologies, Inc. are derived from technical expertise made available to Weather Information Technologies, Inc. by UCAR.

               WITI Pacific Limited provides aviation-related safety consulting services. The services offered by WITI Pacific Limited are delivered via the use of subcontractors engaged by WITI Pacific Limited.

               Basis of Presentation - The consolidated financial statements include the accounts of WITI Corporation and its wholly-owned subsidiaries, Weather Information Technologies, Inc. and WITI Pacific Limited. All significant intercompany transactions are eliminated in consolidation.

               The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, during the year ended September 30, 1999, WITI incurred a net loss of $545,671. As of September 30, 1999, WITI Corporation has a stockholders' deficiency of $723,680. The recurring losses from operations, negative working capital, stockholders' deficiency and noncompliance with a note payable covenant (see Note 3) raise substantial doubt about its ability to continue as a going concern.

               The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets amounts or the amounts and classification of liabilities that might be necessary should WITI Corporation be unable to continue as a going concern. WITI Corporation's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations. During 1999 WITI Corporation entered into two contracts to provide weather related products to a customer. These contracts will be completed during fiscal year 2000. Management is continuing its efforts to obtain financing for the development and introduction of new interactive broadcast products.

               Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

               Cash Equivalents - WITI Corporation considers investments with a maturity of three months or less at the time of purchase to be cash equivalents.

               Depreciation - Depreciation is computed using the straight-line method over the estimated useful lives of the equipment, which range from three to five years.

               Research and Development - Research and development costs are expensed as incurred. WITI Corporation incurred $255,834 of research and development costs in 1999.

               Revenue Recognition - The Company's contracts generally call for the delivery of a software system which requires significant production, modification, or customization of software. Consequently, WITI Corporation recognizes revenues and profits from consulting contracts under the percentage-of-completion method of accounting. These contracts relate to the development of weather related products and generally extend for a period in excess of one year. The amounts of revenues and profits recognized each year are based on the ratio of costs incurred to total estimated costs. Costs included in the contracts include direct material, direct labor, and project-related overhead. General and administrative expenses are charged to expense during the periods incurred and are not allocated to consulting contracts. Costs and estimated earnings in excess of billings on uncompleted contracts are recognized as current assets as of the balance sheet date. These unbilled receivables are billable upon the completion of contract milestones and are expected to be billed and collected within one year. Billings in excess of costs and estimated earnings on uncompleted contracts are recorded as current liabilities as of the balance sheet date. An estimated liability for losses on uncompleted contracts is provided in the period in which such losses are identified.

               Income Taxes - Deferred tax assets and liabilities are recognized based on differences between financial statement and income tax bases of assets and liabilities using presently enacted tax rates.

2. RELATED PARTY TRANSACTIONS

               WITI Corporation incurred $159,915 in administrative expenses during 1999 under various agreements with UCAR whereby UCAR provides employees, management and facilities to WITI Corporation on an as-required basis.

               WITI Corporation has entered into subcontractor agreements with UCAR whereby UCAR provides consulting services in connection with their consulting contracts. During 1999, WITI incurred consulting costs of $319,719 related to such subcontractor agreements.

               As of September 30, 1999, WITI Corporation's and Weather Information Technologies, Inc.'s accounts payable to UCAR and the Foundation were $504,632 and $26,233, respectively.


               See also related party borrowings in footnote 3.

3. RELATED PARTY BORROWINGS

               In October 1998, WITI Corporation entered into a Memorandum of Understanding with UCAR in which UCAR agreed to forego repayment of the trade accounts payable balance at September 30, 1998 owing from WITI Corporation to UCAR for an indeterminate length of time. Under the terms of the memorandum, interest is to be paid by WITI Corporation to UCAR on a quarterly basis at an annual rate of 9% until such time as the trade accounts payable balance at September 30, 1998 has been repaid to UCAR. WITI Corporation incurred interest expense of $51,591 during 1999 under the memorandum. The balance outstanding and accrued interest under the memorandum at September 30, 1999 were $573,233 and $12,898, respectively. UCAR has represented to management of WITI that it will not call the balance due before October 1, 2000; therefore, the amount has been classified as noncurrent.

               In June 1999, WITI Corporation entered into an agreement with UCAR under which UCAR has agreed to loan to WITI Corporation, in the form of an unsecured note payable, an amount up to $250,000. Any amounts borrowed under the agreement bear interest at an annual interest rate of 12% with principal and interest due on May 30, 2001. The amount that can be borrowed under the agreement is dependent upon certain terms as indicated in the agreement. The agreement imposes certain financial and non financial covenants upon WITI Corporation. If these covenants are not met, UCAR may terminate the agreement and the principal and interest outstanding under the agreement become due immediately. At September 30, 1999, under the terms of this agreement, WITI Corporation has borrowed $100,000 under an unsecured note payable to UCAR, and the related accrued interest thereon, all of which was payable as of September 30, 1999, was $3,000. As of September 30, 1999, WITI Corporation failed to meet a certain covenant as indicated in the agreement and, as such, WITI Corporation is considered to be in default under the agreement and the entire balance has been classified as current.

   In July 1999 and August 1999, WITI Corporation issued convertible notes totaling $60,000 and $85,000, respectively. The notes bear interest at an annual rate of 12% with principal and interest due on May 31, 2001 and August 9, 2001 respectively. The notes are payable to the Foundation and directors and officers of WITI Corporation. If, prior to the first anniversary of the notes, WITI Corporation receives proceeds from the sale of Series C Preferred stock of a least $250,000, the notes will be converted into Series C Preferred stock at a per share price equal to that paid by the purchasers of the Series C Preferred shares. If the equity offering has not occurred by the first anniversary of the notes, the notes are convertible, at the holder's option, into Series D Preferred stock based on a predetermined formula. Upon conversion of the notes to either Series C Preferred shares or Series D preferred shares the holder will be issued a warrant to purchase a number of shares of WITI Corporation's $.001 par value common stock equal to the number of Series C Preferred shares or Series D Preferred shares issued upon conversion of the note. As of September 30, 1999, the Series C Preferred stock equity offering had not taken place and no amount under the notes had been converted to Series C Preferred shares. Interest expense incurred under these notes during 1999 totaled $3,003. The unpaid principal and accrued interest balance at September 30, 1999 were $145,000 and $3,003, respectively.


               The maturities of long-term debt are as follows:

        2000                                            $100,000
        2001                                             718,233
                                                        --------

        Total                                           $818,233
                                                        ========

4. STOCKHOLDERS' DEFICIENCY

               The Series A Preferred stock has a preference in liquidation of $.10 per share, subordinate to payments to the Series B Preferred stockholders, and has voting rights on an as-if converted basis. The Series B Preferred stock receives dividends of $.10 per share per year and has a preference in liquidation of $1.00 per share. Individually, the shares of Series B Preferred stock do not have voting rights; however, the majority holders of this series may exercise, at any time, the right to elect one representative to the Board of Directors of WITI Corporation.

               The Series A Preferred shares are convertible at any time at the option of the holder into common stock. The conversion ratio for Series A Preferred shares is initially one for one, subject to adjustment as a result of stock splits, dividends, and certain other events. Should WITI Corporation complete a public offering registered under the Securities Act of 1933 at a public offering price equal to or exceeding $5.00 per common share with aggregate proceeds in excess of $5,000,000, both Series A and Series B Preferred shares will be automatically converted to common shares. Series B Preferred shares convert into shares of common stock at a ratio of ten for one upon an automatic conversion.

               Stock Options - During November 1996, WITI Corporation adopted a stock option plan (the Plan) for employees and consultants. Options granted pursuant to the Plan may be either incentive options or nonqualified options.

               The following table summarizes stock option activity for the year ended September 30, 1999:

                                                Options Outstanding

                                                                  Weighted
                                                                   Average
                                                  Number          Exercise
                                                of Shares           Price
Balances, October 1, 1998                                       $        0

Granted (weighted average fair
        value of $0.02 per share)                   10,000            0.05
Exercised
Canceled
                                                ----------      ----------
Balances, September 30, 1999                        10,000      $     0.05
                                                ==========      ==========


               At September 30, 1999, options for 623,000 shares were available under the Plan for future grant.

               Additional information regarding options outstanding as of September 30, 1999 is as follows:

              Options Outstanding           Options Exercisable

                          Weighted
                           Average                         Weighted
Range of                  Remaining       Exercisable at    Average
Exercise      Number     Contractual       September 30,   Exercise
 Prices    Outstanding   Life (Years)          1999          Price
$0.05       10,000          7.0               2,500           $0.05

               Additional Stock Plan Information - Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation, (SFAS No. 123) requires the disclosure of pro forma net income had WITI Corporation adopted the fair value method of accounting for stock-based awards. Under SFAS No. 123, the fair value of the stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from WITI Corporation's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. WITI Corporation's calculations were made using the Black-Scholes option pricing model under the minimum value method with the following weighted average assumptions for the period ended September 30, 1999; expected life, 7.0 years; risk free interest rates of 6.0%; and no dividends during the expected term. The Company's calculations are based on a single option valuation approach and forfeitures are recognized as they occur.

               The pro forma impact on WITI Corporation's net loss had compensation expense been recorded at the date of the grant based on the minimum value prescribed by SFAS 123 is insignificant.

5. INCOME TAXES

               The Company's income tax benefit/provision for the year ended September 30, 1999 differs from the amount expected from applying the federal statutory rate to loss before income taxes principally due to the valuation allowance.

               Deferred income taxes have been provided for temporary differences that exist between the financial reporting and income tax bases of assets and liabilities and have been classified as either current or noncurrent based upon the related assets or liabilities. These differences arise primarily from differences in revenue recognition, prepaid insurance and depreciation of equipment.

               As of September 30, 1999, the deferred tax asset consists of deferred tax asset of $301,000 offset by a deferred tax liability of $42,000. A valuation allowance of $259,000 has been established against the net deferred tax asset due to uncertainty related to the eventual realization of the deferred tax asset (see Note 1). Net operating loss carryforwards for Federal income tax purposes total $769,000 and begin expiring in 2018. The Internal Revenue Code places certain limitations on the annual amount of net operating loss carryforwards which can be utilized if certain changes in the Company's ownership occur.

6. SUBSEQUENT EVENTS

               On January 16, 2000, WITI Corporation signed a $1,000,000 promissory note to a third party. Pursuant to the terms of the note, WITI Corporation borrowed $500,000 on January 16, 2000 and borrowed an additional $500,000 on March 1, 2000. The note is unsecured and bears interest at a rate of 10% with principal and interest due on January 16, 2001. On February 2, 2000, WITI Corporation's Board of Directors granted options to employees and directors to acquire 533,000 shares of common stock at a strike price of $2.00 per share under the Plan. Of the options that were granted, 447,000 vested immediately, and 86,000 vest on January 1, 2001.

               On March 29, 2000, the Company was merged into a wholly owned subsidiary of LifeMinders.com (LifeMinders). In consideration for the merger, LifeMinders delivered to the stockholders of WITI Corporation $2,500,000 in cash, 345,796 shares of LifeMinders' common stock, and options to acquire a total of 38,266 shares of LifeMinders' common stock.

(b)  Pro Forma Financial Information

The following pro forma financial information required pursuant to Article 11 of Regulation S-X previously omitted from the Company's 8-K filed on April 14, 2000 is filed with this amendment:

Introduction to Unaudited Pro Forma Consolidated Financial Data.
Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended December 31, 1999.
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the fiscal year ended December 31, 1999.
Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended
 March 31, 2000.
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the quarter ended March 31, 2000.

                             LIFEMINDERS.COM, INC.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements combine the historical consolidated statements of operations of the Company and WITI. These unaudited pro forma financial statements give effect to the merger with WITI, referred to as the Merger.

We derived this information from the audited consolidated statements of operations of the Company and WITI and for the years ended December 31, 1999 and September 30, 1999, respectively, and the unaudited consolidated statements of operations of the Company and WITI for the quarters ended March 31, 2000 and December 31, 1999, respectively. The pro forma balance sheet as of March 31, 2000 as WITI's is incorporated by reference to Item 1 of the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000, file number 000-28133. This information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein for that period. WITI's is included in the Company's March 31, 2000 consolidated balance sheet.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 1999, assumes the transaction occurred on January 1, 1999. The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2000, assumes the transaction occurred on January 1, 2000. The accounting policies of the Company and WITI are substantially comparable.

We are providing the unaudited pro forma condensed combined financial information for illustrative purposes only. The companies may have performed differently had they always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience.

LifeMinders.com, Inc.
Unaudited Pro Forma Condensed Consolidated
Statement of Operations
For the year ended December 31, 1999
                                                 LifeMinders.com            WITI             Proforma
                                                       1a                    1b            Adjustments             Total
                                         -----------------------    -------------   ------------------       -----------------
Revenue:
     Advertising                                    $  9,446,149         $      -          $         -            $  9,446,149
     Opt-in                                            4,573,336                -                    -               4,573,336
     Consulting services and other                             -          990,314                    -                 990,314
                                           ---------------------   --------------   ------------------      ------------------
         Total revenues                               14,019,485          990,314                    -              15,009,799

Cost of revenue                                          965,711          492,823                    -               1,458,534
                                           ---------------------   --------------   ------------------      ------------------

Gross margin (loss)                                   13,053,774          497,491                    -              13,551,265
                                           ---------------------   --------------   ------------------      ------------------

Operating expenses:
     Sales and marketing                              38,416,266          109,585                    -              38,525,851
     Research and development                          1,824,518          255,834                    -               2,080,352
     General and administrative                        4,326,594          620,787            9,800,000 3a           14,747,381
     Stock-based compensation                            625,042                -                    -                 625,042
                                           ---------------------   --------------                           ------------------
         Total operating expenses                     45,192,420          986,207            9,800,000              55,978,626
                                           ---------------------   --------------   ------------------      ------------------

Loss from operations                                 (32,138,646)        (488,715)          (9,800,000)            (42,427,361)
Interest income (expense), net                            529,124         (50,262)                   -                 478,862
                                           ---------------------   --------------   ------------------      ------------------

Net loss before income tax provision                $(31,609,522)       $(538,977)         $(9,800,000)           $(41,948,499)
                                           =====================   ==============   ==================      ==================

Income tax provision                                           -        $  (6,694)                   -                  (6,694)

Net loss                                            $(31,609,522)       $(545,671)         $(9,800,000)           $(41,955,193)

Accretion on mandatorily redeemable
     convertible preferred stock                       1,155,417)               -                    -              (1,155,417)
                                           ---------------------   --------------   ------------------      ------------------

Net loss available to common
     shareholders                                   $(32,764,939)       $(545,671)         $(9,800,000)           $(43,110,610)
                                           =====================   ==============   ==================      ==================

Basic and diluted net loss
     per common share                               $      (6.26)       $       -                      3b         $      (7.73)
                                           =====================   ==============   ==================      ==================

Basic and diluted weighted average common
     shares and common share equivalents               5,230,826                -              345,796 3b            5,576,622
                                           =====================   ==============   ==================      ==================





LifeMinders.com, Inc.
Unaudited Pro Forma Condensed Consolidated
Statement of Operations
For the Quarter Ended March 31, 2000
                                                 LifeMinders.com            WITI             Proforma
                                                       1c                    1d            Adjustments             Total
                                         -----------------------    -------------   ------------------       -----------------
Revenue:
     Advertising                                    $  7,754,908         $      -          $         -            $  7,754,908
     Opt-in                                            3,249,333                -                    -               3,249,333
     Consulting services and other                             -          449,055                    -                 204,416
                                           ---------------------   --------------   ------------------      ------------------
     Total revenues                                   11,004,241          204,416                    -              11,208,657

Cost of revenue                                          719,905          238,934                    -                 814,875
                                           ---------------------   --------------   ------------------      ------------------

Gross margin (loss)                                   10,284,336          210,121                    -              10,393,782
                                           ---------------------   --------------   ------------------      ------------------

Operating expenses:
     Sales and marketing                              24,715,040                -                    -              24,715,040
     Research and development                          1,494,490                -                    -               1,494,490
     General and administrative                        2,995,010          313,407            2,450,000 4a            5,611,951
                                           ---------------------   --------------                           ------------------
     Total operating expenses                         29,204,540          313,407            2,450,000              31,821,481
                                           ---------------------   --------------   ------------------      ------------------

Loss from operations                                 (18,920,204)        (103,286)          (2,450,000)            (21,427,699)
Interest income (expense), net                         1,372,697           (5,381)                   -               1,367,316
Loss from investment in unconsolidated                   (25,173)               -                    -                 (25,173)
 entities
                                           ---------------------   --------------   ------------------      ------------------

Net loss available to common shareholders           $(17,572,680)       $(117,790)         $(2,450,000)           $(20,085,556)
                                           =====================   ==============   ==================      ==================

Basic and diluted net loss
     per common share                               $      (0.80)       $       -                      4b         $      (0.90)
                                           =====================   ==============   ==================      ==================

Basic and diluted weighted average common
     shares and common share equivalents              21,966,393                -              345,796 4b           22,312,189
                                           =====================   ==============   ==================      ==================

WITI Corporation and Subsidiaries
Consolidated Statement of Cash Flows

                                                                                    Three months              Three months
                                                                                       Ended                     Ended
                                                                                  December 31, 1999         December 31, 1998
                                                                                  -----------------         -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                                $(117,790)                $(227,181)
  Adjustments to reconcile net loss to net cash used in operating activities
      Depreciation                                                                           18,709                    16,047
  Net changes in operating assets and liabilities:
      Accounts receivable                                                                   199,721                    17,203
      Costs and estimated earnings in excess of billings on uncompleted contracts          (212,120)
      Prepaid and other currents assets                                                     (20,461)                  (19,210)
      Accounts payable and other current liabilities                                        175,182                    69,305
      Billings in excess of cost and estimated earnings on uncompleted contracts           (135,432)                       --
                                                                                          ---------                 ---------
    Net cash used in operating activities                                                   (92,182)                 (143,836)
                                                                                          ---------                 ---------
CASH FLOWS FROM INVESTING ACTIVITIES - Purchase of equipment                               (132,865)                   (6,864)
                                                                                          ---------                 ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid                                                                                                         (250)
  Issuance of long-term convertible note payable                                             25,000
                                                                                          ---------                 ---------
    Net cash provided by (used in) financing activities                                      25,000                      (250)
                                                                                          ---------                 ---------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                  (200,047)                 (150,950)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                              540,951                   318,622
                                                                                          ---------                 ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                  $ 340,904                 $ 167,672
                                                                                          =========                 =========

      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.     HISTORICAL FINANCIAL INFORMATION

       1a. Represents the historical statement of operations of the Company for the year ended December 31, 1999

       1b. Represents the historical statement of operations of WITI for the year ended September 30, 1999

       1c. Represents the historical statement of operations of the Company for the quarter ended March 31, 2000

       1d. Represents the historical statement of operations of WITI for the quarter ended December 31, 1999

2.     MERGER

                 On March 29, 2000, the Company acquired WITI in a purchase business combination for $30.3 million, consisting of $2.5 million in cash, 345,796 shares of the Company's common stock and options that are exercisable to acquire 38,266 shares of the Company's common stock. Valued at $25.5 million (based on the average price of the Company's common stock two days prior to, the day of and two days subsequent to the announcement of the business combination) and assumption of $2.3 million in net liabilities and options that are exercisable to acquire 38,266 shares of the Company's common stock. The Company's preliminary purchase price allocation of $30.3 million was allocated $0.9 million to tangible assets and $29.4 million to intangible assets including core technology, assembled workforce, agreements not to compete, patents and goodwill. The Company believes the weighed average useful lives of the intangible assets, based upon the final purchase allocation, will approximate three years and anticipates its final allocation of the purchase price will be complete during the second quarter of 2000.


3.     PROFORMA ADJUSTMENTS - DECEMBER 31, 1999

                 The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 are as follows:

       3a. Adjustment of $9.8 million for amortization over three years of intangibles resulting from the acquisition of WITI

       3b. Adjustment to weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of approximately 345,796 shares of common stock in connection with the acquisition of WITI


4.     PROFORMA ADJUSTMENTS - MARCH 31, 2000

                 The pro forma adjustments to the unaudited pro forma condensed consolidated statement of operations for the quarter ended March 31, 2000 are as follows:

       4a. Adjustment of $2.45 million for amortization over three years of intangibles resulting from the acquisition of WITI

       4b. Adjustment to weighted average shares of common stock outstanding used in computing basic and diluted net loss per share to reflect the issuance of approximately 345,796 shares of common stock in connection with the acquisition of WITI


       (c)  Exhibits.

Exhibit No.                        Description
----------------  -------------------------------------------------
 2.1*             Agreement and Plan of Merger dated March 29, 2000

99.1              Unaudited WITI Corporation and Subsidiaries Consolidated
                  Statements of Operations and Cash Flows for the quarter ended
                  December 31, 1999

* Previously filed.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              LIFEMINDERS.COM, INC.



Dated:  June 14, 2000                      By:  /s/ Joseph S. Grabias
                                              ---------------------------
                                               Joseph S. Grabias
                                               Chief Financial Officer

                                 EXHIBIT INDEX


Exhibit No.       Description
----------------  -------------------------------------------------
2.1*              Agreement and Plan of Merger dated March 29, 2000

99.1              Unaudited WITI Corporation and Subsidiaries Consolidated
                  Statements of Operations and Cash Flows for the quarter ended
                  December 31, 1999

* Previously filed.